                       AGREEMENT to Tender 1,000,000
                  Class A Common Stock Purchase Warrants
                                    in
                     Brown Disc Products Company, Inc.
                              in exchange for
               250,000 shares of Common Stock, no par value


September 27, 1996

TO:   Brown Disc Products Company, Inc.
 1120-B  Elkton Drive
 Colorado Springs, Colorado   80907-3568

Dear Sirs:

 RCML Partners, a California general partnership and the record holder of 1,000,000 Class A common stock purchase warrants issued by BROWN DISC PRODUCTS COMPANY, INC., a Colorado corporation (the "Company"), evidenced by Warrant Certificate number A-04 (the "Warrants") hereby tenders and offers all such Warrants to the Company in full payment and consideration for the issuance of TWO HUNDRED FIFTY THOUSAND (250,000) shares of the Company's common stock, no par value. RCML Partners further represents and warrants that the Warrants are held by such general partnership for the beneficial account of Roger Brewer, the party designated below as the person to receive Common Stock under this Agreement.

 The parties understand that the exercise price for the Warrants is $0.25 per share, and that the closing price for the Company's common stock in the over-the-counter market on the date of this Agreement, September 27, 1996, was $1.625 per share. Based upon such closing price, the difference between the market value at $1.625 per share of 1,000,000 shares less the warrant exercise price of $250,000, were the Warrants to be exercised, would be $1,375,000. In comparison, the market value at $1.625 per share of 250,000 shares of the Company's common stock would be $406,250. RCML Partners has agreed to discount the value of the Warrants in making the offer herein to reflect a lack of liquidity for the Warrants and the underlying shares as a result of the size of the block and restrictions as to resale under applicable securities laws. Should the fair value of the Warrants surrendered exceed the fair value of 250,000 shares of Common Stock issued in exchange therefor upon acceptance by the Company of this Agreement, RCML Partners agrees that any such excess shall be deemed a contribution to the capital of the Company.

 Upon acceptance of this Agreement, you are directed and instructed to issue, register and deliver the 250,000 shares of Common Stock as follows:

      ROGER BREWER
      71 Halsetown, St. Ives
      Cornwall TR26 3LZ
      England, United Kingdom















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 RCML Partners further represents and warrants that the transferee of the shares of Common Stock to be issued hereunder is not a U.S. Person as such term is defined in Rule 902 under Regulation S under the Securities Act of 1933, as amended ("Securities Act") and said transferee has been advised such shares of Common Stock have not been registered under the Securities Act and will bear a restrictive legend.

 If applicable to Regulation S, the transferee has been further advised as follows: Any interest in the securities of Brown Disc Products Company, Inc. subscribed to hereunder may be resold within the jurisdiction of the United States or to U.S. Persons [as defined in Rule 902(o) of Regulation S under the United States Securities Act of 1933 ("Securities Act")] by or for the account of a foreign investor only: (i) pursuant to a registration statement under the Securities Act; or (ii) pursuant to an applicable exemption, if any, from such registration.

 This Offer shall be deemed to have been made and executed, and all performance shall be deemed to take place, upon its acceptance within the State of Colorado.

 The Offer contained in this Agreement will expire unless accepted in accordance with its terms by the Company on or before the close of business on Monday, October 1, 1996. Upon acceptance, a copy of this Agreement and the original certificate number A-03 evidencing the Warrants shall be promptly transmitted to the Company's counsel for preparation of appropriate instructions for issuance of the shares and for cancellation of the Warrants.


      Very truly yours,
      RCML Partners


      By:  /s/  Ronald H. Cole
           -------------------------------
           Ronald H. Cole, General Partner


      By:  /s/  Mark Lane
           -------------------------------
            Mark Lane, General Partner

ACCEPTED AND APPROVED:

Date: September 28 , 1996

BROWN DISC PRODUCTS COMPANY, INC.


By:  /s/  Ronald H. Cole
     -----------------------------
       Ronald H. Cole, President
       Colorado Springs, Colorado